SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Newbury Street Trust
(Name of Registrant as Specified In Its Charter)

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URGENT MESSAGE

for Fidelity® Cash Management Fund Shareholders

PLEASE VOTE YOUR PROXY TODAY!

Dear Shareholder:

This meeting has been adjourned until October 31, 2001 at 9:00 a.m., due to a lack of sufficient votes. Many more shareholders must vote their proxies for the funds to be able to hold their meetings.

We urge you to vote your proxy without further delay. Your vote is very important no matter how large or small your holdings may be.

By voting promptly, you will help enable your fund to hold its shareholder meeting and will help control proxy solicitation costs.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Telephone 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
3. Vote by Fax
Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-888-451-8683.
4. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

We appreciate your immediate attention to this urgent request. If you have already voted, thank you.

If you have any further questions, please call Fidelity at 1-800-522-7297.

Sincerely,

/s/Edward C. Johnson 3d

Edward C. Johnson 3d

Chairman and Chief Executive Officer

Information on the Proxy Proposals

What proposals am I being asked to vote on?

If you are a shareholder in the following fund(s), you will be asked to vote on the indicated proposals:

Treasury Fund (Daily Money Class, Capital Reserves Class, Advisor B Class, and Advisor C Class)

  To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.
  To authorize the Trustees to adopt an amended and restated Trust Instrument.
  To elect as Trustees the 13 nominees presented.
  To amend the fund's investment limitation concerning diversification.
  To amend the fund's investment limitation concerning lending.
  To amend the fund's investment limitation concerning underwriting.

Prime Fund (Daily Money Class and Capital Reserves Class)

  To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.
  To authorize the Trustees to adopt an amended and restated Trust Instrument.
  To elect as Trustees the 13 nominees presented.
  To amend the fund's investment limitation concerning diversification.
  To amend the fund's investment limitation concerning lending.
  To amend the fund's investment limitation concerning underwriting.

Tax-Exempt Fund (Daily Money Class, Capital Reserves Class, and Fidelity Tax-Free Money Market Fund)

  To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.
  To authorize the Trustees to adopt an amended and restated Trust Instrument.
  To elect as Trustees the 13 nominees presented.
  To modify the fund's fundamental 80% investment policy.
  To eliminate a fundamental investment policy of the fund.
  To amend each fund's investment limitation concerning diversification.
  To amend each fund's investment limitation concerning lending.
  To amend each fund's investment limitation concerning underwriting.

Why are the Prime Fund, Treasury Fund and Tax-Exempt Fund each proposing to amend each fund's investment limitation concerning diversification?

The primary purpose of the proposal is to update each fund's current fundamental diversification limitation so that each fund will always comply with the diversification limitations under the 1940 Act as they are amended from time to time.

Why are the Prime Fund, Treasury Fund and Tax-Exempt Fund each proposing to amend each fund's investment limitation concerning lending?

The primary purpose of this proposal is to revise each fund's fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which each fund is managed, the investment performance of each fund, or the instruments in which each fund invests. However, the proposed limitation would clarify that acquisitions of loans, loan participation or other debt instruments are not considered lending.

Why are the Prime Fund, Treasury Fund and Tax-Exempt fund each proposing to amend each fund's investment limitation concerning underwriting?

The primary purpose of the proposal is to clarify that each fund is not prohibited from selling restricted securities or investing in other investment companies, even if as a result of such sale or investment, each fund is technically considered an underwriter under federal securities laws. For Tax-Exempt Fund, the proposed limitation would also broaden the exception to the prohibition on underwriting by eliminating the specific reference to municipal bonds. However, since the fund seeks to provide investors with income exempt from federal income tax, FMR regards it as unlikely under present federal tax laws that the fund will use the broader authority to purchase any securities other than municipal securities.

With respect to the proposal regarding each fund's fundamental investment limitation concerning diversification, lending and underwriting, will these amendments affect my fund's investment objective?

No. The Board of Trustees believes that these proposals are in the best interest of each fund's shareholders, and will not affect the way each fund is managed, the investment performance of each fund or the securities or instruments in which each fund invests.

Why is the Tax-Exempt fund proposing to modify it's fundamental 80% investment policy?

The purpose of this proposal is to move the fund's fundamental 80% investment policy from an 80% "income test" to an 80% "asset test", which is standard for other Fidelity municipal money market funds. Adopting an asset-based 80% investment policy would facilitate FMR's compliance monitoring efforts. This modification is not expected to have a material effect on the way the fund is managed.

Why is the Tax-Exempt Fund proposing to eliminate a fundamental investment policy?

This proposal would eliminate the fund's fundamental investment policy regarding investing in high-quality, short-term municipal obligations. The proposal is intended to allow the fund to communicate more clearly its investment objective and strategies by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

What about the other proposals in this proxy?

The other proposals that require your vote have been unanimously approved by each fund's Board of Trustees. Proposals regarding the election of a new Board of Trustees, effectiveness of Article VII, Section 7.04 of the Trust Instrument, and the adoption of an amended and restated Trust Instrument, are explained clearly in the funds' Proxy Statement. If you have any questions regarding these, or any of the aforementioned proposals, please call Fidelity Client Services at 800-843-3001.

Has my fund's Board of Trustees approved the proposals?

Yes. The Board of Trustees of each fund has unanimously approved all of the proposals, and recommends that you vote to approve each one.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s), and mailing them in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity Client Services at 800-843-3001.

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